Freeport-McMoRan Copper & Gold Inc. Reports

Strong Fourth-Quarter/Twelve-Months 2002 Results

- Low Net Unit Production Costs

- Significant Operating Cash Flow and Net Debt Reduction

- Additions to Proven and Probable Reserves

HIGHLIGHTS

  Fourth-quarter 2002 net income of $64.1 million, $0.41 per share vs. fourth-quarter 2001 net loss of $2.1 million, $0.01 per share

  Twelve-months 2002 net income of $127.1 million, $0.87 per share vs. twelve-months 2001 net income of $76.5 million, $0.53 per share

  Average unit net cash production costs: $0.03 per pound for fourth quarter and $0.08 per pound for twelve-months 2002

  Operating cash flow: $208.5 million for fourth quarter and $512.7 million for twelve-months 2002; Net debt reductions: $147.9 million for fourth quarter and $278.2 million for twelve-months 2002

  Additions to aggregate proven and probable reserves for the Grasberg mineral district were 86.6 million metric tons of ore; PT-FI’s reserve additions were 1.5 billion pounds of copper and 0.6 million ounces of gold

Summary Financial Table (a)	Fourth Quarter		Twelve Months
	2002	2001	2002	2001
	(In thousands, except per share amounts)
Revenues	$571,044	$412,282	$1,910,462	$1,838,866
Operating income	224,108	89,454	640,137	542,926
Net income (loss) applicable to common stock before cumulative effect adjustment (b)	64,091	(2,083)	130,099	76,496
Net income (loss) applicable to common stock	64,091	(2,083)	127,050	76,496
Diluted net income per share:
Before cumulative effect adjustment	.41	(.01)	.89	.53
Applicable to common stock	.41	(.01)	.87	.53

Diluted average shares outstanding (c)	188,390	143,974	146,418	144,938

a)  2002 results reflect FCX’s 90.6 percent ownership interest in its Indonesian mining unit, PT Freeport Indonesia (PT-FI), compared with its 85.9 percent ownership interest in 2001.

b)  Reflects accounting change for depreciation of mining and milling assets, effective January 1, 2002.

c)  Diluted net income per share for the fourth-quarter 2002 reflects assumed conversion of FCX’s 8 1/4% Convertible Senior Notes, resulting in the exclusion of $12.6 million of interest expense and the inclusion of 42.2 million common shares.  The convertible notes had no dilutive effect in the twelve-months 2002 period or the 2001 periods.

NEW ORLEANS, LA, January 16, 2003 -- Freeport-McMoRan Copper & Gold Inc. (NYSE: FCX) reported fourth-quarter 2002 net income applicable to common stock of $64.1 million, $0.41 per share, compared with a fourth-quarter 2001 net loss of $2.1 million, $0.01 per share.  For the twelve months ended December 31, 2002, FCX reported net income applicable to common stock of $127.1 million, $0.87 per share, including the cumulative effect of an accounting change charge of $3.0 million, $0.02 per share, compared with net income of $76.5 million, $0.53 per share, a year ago.

Mr. James R. Moffett, Chairman and CEO of FCX, said,  “Our mining operations continue to achieve outstanding results.  We set multiple operating records throughout the year and strengthened our position as a premier mining company.  Our results continue to demonstrate that the Grasberg mine is a world-class asset providing real value for our shareholders.  Our low-cost, high-volume operations allowed us to generate significant cash flows and reduce net debt in 2002 by nearly $280 million, strengthening our financial position.  Our outlook for 2003 is positive as we expect to continue strong operations at our Grasberg mine.”

PT-FI PRODUCTION AND SALES

	Fourth Quarter		Twelve Months
	2002	2001	2002	2001
Copper (000s of recoverable pounds):
Production	427,100	316,200	1,524,200	1,393,400
Sales	429,800	325,300	1,522,300	1,399,100
Average realized price per pound	$.70	$.65	$.71	$.69
Gold (recoverable ounces):
Production	665,300	478,700	2,296,800	2,634,900
Sales	678,300	500,200	2,293,200	2,644,800
Average realized price per ounce	$323	$277	$312	$269

PT-FI reported improved copper production and sales in the 2002 periods, reflecting the continued mining of higher grade ore which began late in the second quarter of 2002.  Copper production and sales volumes for the twelve-month 2002 period were annual records.  Fourth-quarter 2002 copper ore grades averaged 1.23 percent, compared with 0.89 percent in the fourth quarter of 2001; twelve-months 2002 copper ore grades averaged 1.14 percent, compared with 1.00 percent in the twelve-months 2001 period.

 Gold sales of 2.3 million ounces for 2002 exceeded previous estimates of 2.25 million ounces reflecting higher ore grades and mill recovery rates.  In the fourth quarter of 2002, ore milled averaged 1.44 grams per metric ton (g/t), compared with 1.03 g/t in the fourth quarter of 2001.  For the twelve-months 2002 period gold production and sales declined from the 2001 period as gold ore grades averaged 1.24 g/t in 2002 compared with 1.41 g/t in 2001.

PT-FI expects its sales for 2003 to approximate 1.4 billion pounds of copper and 2.6 million ounces of gold, reflecting the expectation in 2003 of slightly lower copper ore grades and higher gold ore grades compared with 2002.  PT-FI expects its sales for the first quarter of 2003 to approximate 370 million pounds of copper and 580,000 ounces of gold.

At December 31, 2002, FCX’s concentrate sales included 180.3 million pounds of copper, priced at an average of $0.70 per pound, that remain subject to final pricing over the next several months.  Each $0.01 change in the price realized from the December 31 price would result in an approximate $0.9 million, $0.006 per share, effect on FCX’s 2003 net income assuming no dilution for its convertible notes. Fourth-quarter 2002 adjustments to concentrate sales recognized in prior quarters decreased revenues by $1.9 million ($1.0 million to net income, $0.005 per share) compared with negligible net adjustments in the fourth quarter of 2001.

CASH PRODUCTION COSTS

	Fourth Quarter		Twelve Months
	2002	2001	2002	2001
Per pound of copper:
Site production and delivery	$0.35	$0.43	$0.36	$0.39
Gold and silver credits	(0.52)	(0.43)	(0.48)	(0.52)
Treatment charges and royalties	0.20	0.21	0.20	0.20
Net cash production costs	$0.03	$0.21	$0.08	$0.07

PT-FI remains the world’s lowest cost copper producer with average unit net cash production costs, including gold and silver credits, of $0.03 per pound of copper during the fourth quarter of 2002 and $0.08 per pound for the year.  Unit production and delivery costs decreased primarily because of improved ore grades.  Assuming current gold prices of $350 per ounce and gold sales of 2.6 million ounces for 2003, we expect to establish a new record low for unit net cash production costs of a net credit of $0.07 per pound.  Based on our estimate of cash production costs for 2003, unit net costs would change approximately $0.05 per pound for each $25 per ounce change in the price of gold at this level of gold sales.

SMELTER OPERATIONS

As the world's single largest producer and supplier of custom concentrate, FCX’s investment in smelters serves an important role in its concentrate marketing strategy.  Approximately one-half of PT-FI’s concentrate production is sold to its affiliated smelters, Atlantic Copper and PT Smelting, and the remainder is sold to other customers.  Through downstream integration, FCX assures placement of a significant portion of its concentrate production and operating hedges for treatment and refining charges.  While currently low smelter treatment and refining charges adversely affect the operating results of FCX’s smelter operations, they benefit operating results of its mining operations.  Taking into account taxes and minority ownership interests, an equivalent change in smelting and refining charge rates substantially offset in FCX’s consolidated operating results.

Atlantic Copper, FCX’s wholly owned Spanish smelting unit, achieved strong operating results in the fourth quarter and for the twelve months of 2002 in terms of throughput and production, achieving an annual record for concentrates processed during 2002.  Unit cathode cash production costs totaled $0.14 per pound in the fourth quarter of 2002 and $0.12 per pound for 2002.  Atlantic Copper reported an operating loss of $2.9 million for the fourth quarter of 2002, compared with $2.2 million in the 2001 period.  For 2002, Atlantic Copper had operating income of $2.6 million compared with an operating loss of $16.0 million for 2001, reflecting the impact of a scheduled 27-day major maintenance turnaround in April 2001.  The treatment charges Atlantic receives remained at historically low levels, averaging $0.17 per pound during 2002 and 2001.  Changes in the amount of deferred profits on intercompany sales in inventories resulted in additions to FCX’s net income totaling $5.7 million, $0.03 per share, in the fourth quarter of 2002, compared with $7.2 million, $0.05 per share, in the fourth quarter of 2001.

FCX recognized a $4.8 million, $0.03 per share, non-cash charge in the fourth quarter of 2002 as a result of the stronger euro on Atlantic Copper’s net euro-denominated liabilities, compared with a $2.5 million, $0.02 per share, non-cash gain in the fourth quarter of 2001.  For 2002, FCX recognized an $11.9 million, $0.08 per share, non-cash charge, compared with a $2.4 million, $0.02 per share, non-cash gain for 2001.  The exchange rate effects of Atlantic Copper’s operating cost euro hedges are reported as a component of shareholders’ equity, not net income, until realized.  These hedges resulted in positive adjustments to stockholders’ equity totaling $3.8 million, $0.02 per share, in the fourth quarter of 2002 and $14.0 million, $0.10 per share, for 2002.  For 2001, the hedges resulted in negative adjustments to stockholders’ equity totaling $2.2 million, $0.01 per share, in the fourth quarter and $10.1 million, $0.07 per share, for 2001.

PT Smelting, PT-FI’s 25 percent-owned Indonesian smelting unit also achieved strong operating results in 2002.  PT Smelting’s copper cathode cash production costs per pound totaled $0.10 per pound in the fourth quarter 2002 and $0.14 per pound for the twelve months, which included the impact of the scheduled 28-day maintenance turnaround in May 2002.

CASH FLOW AND DEBT REPAYMENTS

	Fourth Quarter			Twelve Months
(in millions)	2002	2001		2002	2001
Operating cash flow	$208.5	$33.9		$512.7	$509.0
Capital expenditures	42.3	48.2		188.0	167.0
Net debt (reductions) additions	(147.9)	39.4	(a)	(278.2)	(258.0	) (a)

(a) Excludes assumption of $253.4 million Nusamba loan FCX recorded at December 31, 2001, which increased its ownership in PT-FI to 90.6 percent from 85.9 percent.

FCX’s strong operating cash flows during the fourth quarter of 2002 resulted in FCX reducing net debt by $148 million.  Net debt and mandatorily redeemable preferred stock totaled $2,377 million at December 31, 2002, compared with $2,655 million at December 31, 2001.  FCX estimates capital expenditures for 2003 will total approximately $160 million, including $40 million related to the completion of the expansion of the Deep Ore Zone underground mine to 35,000 metric tons of ore per day and the completion of the Grasberg mine overburden handling system.  At current copper and gold prices of $0.75 per pound and $350 per ounce, respectively, FCX projects that its 2003 operating cash flows would approximate $575 million and its reductions of net debt and mandatorily redeemable preferred stock would approximate $350 million.  Each $0.10 change in copper prices would have an approximate $70 million impact on these estimates and each $25 change in gold prices would have an approximate $30 million impact.

RESERVE ADDITIONS

	Aggregate Reserves		PT-FI’s Share
	Copper (billions of lbs)	Gold (millions of ounces)	Copper (billions of lbs)	Gold (millions of ounces)
Reserves at December 31, 2001	52.5	64.5	39.4	50.2
Net additions/revisions	2.6	1.0	1.5	0.6
Production	(1.8)	(2.9)	(1.5)	(2.3)
Reserves at December 31, 2002	53.3	62.6	39.4	48.5

During 2002, additions to the aggregate proven and probable reserves at the Grasberg mining complex totaled approximately 86.6 million metric tons of ore representing aggregate increases of 2.6 billion recoverable pounds of copper and 1.0 million ounces of gold.  Year-end aggregate proven and probable recoverable reserves, net of 2002 production, were 2.6 billion metric tons of ore averaging 1.12 percent copper, 1.02 grams per metric ton gold and 3.73 grams per metric ton silver.  Estimated recoverable reserves were assessed using a copper price of $0.85 per pound and a gold price of $270 per ounce.  If metal prices in the reserve calculations were adjusted to the approximate average London spot market prices for the past three years, i.e., copper prices adjusted from $0.85 per pound to $0.75 per pound and gold prices adjusted from $270 per ounce to $285 per ounce, there would be no change in proven and probable reserves.

Pursuant to joint venture arrangements between PT-FI and Rio Tinto, Rio Tinto has a 40 percent interest in future production from reserves above those reported at December 31, 1994.  Net of Rio Tinto’s share, PT-FI’s share of proven and probable reserves at December 31, 2002 was 39.4 billion pounds of copper, 48.5 million ounces of gold and 110.9 million ounces of silver.  FCX has a 90.6 percent equity interest in PT-FI’s share of proven and probable reserves.

BOARD OF DIRECTORS.  Steven J. Green has resigned as a director of FCX because of time commitments to other endeavors.  Mr. Moffett commented,  "We appreciate Mr. Green’s contributions to FCX during his tenure on our Board, and wish him the best."

FCX explores for, develops, mines and processes ore containing copper, gold and silver in Indonesia, and smelts and refines copper concentrates in Spain and Indonesia.

Cautionary Statement.  This press release contains forward-looking statements in which we discuss factors we believe may affect our performance in the future.  Forward-looking statements are all statements other than historical facts, such as statements regarding estimated anticipated sales volumes, projected unit production costs, estimated operating cash flows, projected debt reductions, capital expenditures and the impact of copper and gold price changes. Additionally, important factors that might cause future results to differ from these projections include industry risks, commodity prices, Indonesian political risks, weather related and currency translation risks and other factors described in FCX's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

A copy of this press release is available on our web site at “www.fcx.com.”   A conference call with securities analysts about fourth-quarter 2002 results is scheduled for today at 10:00 a.m. EDT.  The conference call will be broadcast on the Internet along with slides.  Interested parties may listen to the conference call live and view the slides by accessing “www.fcx.com.”  A replay of the call will be available through Friday, February 14, 2003.

FREEPORT-McMoRan COPPER & GOLD INC.

SELECTED OPERATING DATA

(Page 1 of 2)

	Fourth Quarter				Twelve Months
	2002		2001		2002		2001
PT Freeport Indonesia, Net of Rio Tinto’s Interest
Copper (recoverable)
Production (000s of pounds)	427,100		316,200		1,524,200		1,393,400
Production (metric tons)	193,800		143,400		691,400		632,000
Sales (000s of pounds)	429,800		325,300		1,522,300		1,399,100
Sales (metric tons)	194,900		147,600		690,500		634,600
Average realized price per pound	$.70		$.65		$.71		$.69
Gold (recoverable)
Production (ounces)	665,300		478,700		2,296,800		2,634,900
Sales (ounces)	678,300		500,200		2,293,200		2,644,800
Average realized price per ounce	$323.49		$276.55		$311.97		$269.24
Silver (recoverable)
Production (ounces)	1,120,700		761,800		4,121,100		3,771,500
Sales (ounces)	1,124,100		783,700		4,116,100		3,782,600
Average realized price per ounce	$4.42		$4.17		$4.66		$4.80

PT Freeport Indonesia, Gross Profit per Pound of Copper (cents):
Average realized price	70.5		65.2		70.6		69.0
Production costs:
Site production and delivery	34.8	[a]	43.4	[a]	36.0	[a]	38.8	[a]
Gold and silver credits	(52.1)		(42.7)		(48.2)		(51.9)
Treatment charges	18.3		18.5		18.3		18.2
Royalty on metals	1.9		1.3		1.6		1.7
Cash production costs	2.9		20.5		7.7		6.8
Depreciation and amortization	13.3		18.0		14.4		18.0
Total production costs	16.2		38.5		22.1		24.8
Adjustments, primarily for copper pricing on prior period open sales	2.3		0.9		0.9		0.1
Gross profit per pound of copper	56.6		27.6		49.4		44.3

a.

Net of deferred mining costs totaling $6.9 million or 1.6 cents per pound in the fourth quarter of 2002, $3.3 million or 1.0 cents per pound in the fourth quarter of 2001, $30.6 million or 2.0 cents per pound in the twelve-months 2002 period and $29.4 million or 2.1 cents per pound in the twelve-months 2001 period.

FREEPORT-McMoRan COPPER & GOLD INC.

SELECTED OPERATING DATA

(Page 2 of 2)

	Fourth Quarter		Twelve Months
	2002	2001	2002	2001
PT Freeport Indonesia, 100% Operating Statistics
Ore milled (metric tons per day)	239,100	236,700	235,600	237,800
Average ore grade
Copper (percent)	1.23	.89	1.14	1.00
Gold (grams per metric ton)	1.44	1.03	1.24	1.41
Gold (ounce per metric ton)	.046	0.33	.040	.045
Silver (grams per metric ton)	4.05	2.99	3.60	3.20
Silver (ounce per metric ton)	.130	.096	.116	.103
Recovery rates (percent)
Copper	89.9	86.3	88.5	86.9
Gold	89.3	91.6	88.4	89.5
Silver	63.8	54.5	61.3	59.0
Copper (recoverable)
Production (000s of pounds)	514,000	357,000	1,839,000	1,594,200
Production (metric tons)	233,100	161,900	834,200	723,100
Sales (000s of pounds)	517,300	367,300	1,836,800	1,600,900
Sales (metric tons)	234,600	166,600	833,200	726,200
Gold (recoverable ounces)
Production	885,700	671,900	2,938,800	3,488,100
Sales	901,900	699,600	2,934,000	3,498,300
Silver (recoverable ounces)
Production	1,482,400	910,400	4,922,900	4,264,300
Sales	1,487,100	934,100	4,916,000	4,280,400

Atlantic Copper
Concentrates and scrap treated (metric tons)	257,700	250,200	1,016,700	891,100
Anodes
Production (000s of pounds)	170,300	169,400	657,000	617,300
Production (metric tons)	77,200	76,800	298,000	280,000
Sales (000s of pounds)	28,100	27,700	101,200	87,500
Sales (metric tons)	12,700	12,600	45,900	39,700
Cathodes
Production (000s of pounds)	140,100	141,800	552,200	518,700
Production (metric tons)	63,500	64,300	250,500	235,300
Sales, including wire rod and wire (000s of pounds)	143,200	147,100	556,500	549,800
Sales, including wire rod and wire (metric tons)	65,000	66,700	252,400	249,400
Gold sales in anodes and slimes (ounces)	248,500	267,200	813,900	831,300
Cathode cash production cost per pound before hedging	$.14	$.11	$.12	$.14

PT Smelting, 25%-owned by PT Freeport Indonesia
Concentrate treated (metric tons)	219,100	182,700	719,600	702,900
Anodes
Production (000s of pounds)	148,100	122,600	465,700	479,400
Production (metric tons)	67,200	55,600	211,200	217,500
Sales (000s of pounds)	17,900	2,600	33,000	10,100
Sales (metric tons)	8,100	1,200	15,000	4,600
Cathodes
Production (000s of pounds)	122,400	119,100	424,100	468,400
Production (metric tons)	55,500	54,000	192,400	212,500
Sales (000s of pounds)	124,900	121,200	424,100	468,800
Sales (metric tons)	56,700	55,000	192,400	212,600
Cathode cash production cost per pound	$.10	$.13	$.14	$.12

FREEPORT-McMoRan COPPER & GOLD INC.

STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2002	2001	2002	2001
	(In Thousands, Except Per Share Amounts)
Revenues	$571,044 [a]	$412,282 [a]	$1,910,462 [a]	$1,838,866 [a]
Cost of sales:
Production and delivery	259,190	239,748	938,462	943,439
Depreciation and amortization	68,010	66,441	260,446	283,889
Total cost of sales	327,200	306,189	1,198,908	1,227,328
Exploration expenses	650	2,730	3,112	9,190
General and administrative expenses	19,086	13,909	68,305	59,422
Total costs and expenses	346,936	322,828	1,270,325	1,295,940
Operating income	224,108	89,454	640,137	542,926
Equity in PT Smelting earnings (losses)	1,042	(1,521)	(4,181)	(5,137)
Interest expense, net	(42,047)	(43,650)	(171,209)	(173,595)
Other expense, net	(6,597)[b]	(623)[b]	(15,085)[b]	(5,418)[b]
Income before income taxes and minority interests	176,506	43,660	449,662	358,776
Provision for income taxes	(89,530)	(29,671)	(245,518)	(202,979)
Minority interests in net income of consolidated subsidiaries	(13,378)	(6,917)	(36,441)	(42,772)
Net income before cumulative effect of accounting change	73,598	7,072	167,703	113,025
Cumulative effect of accounting change, net	-	-	(3,049)	-
Net income	73,598	7,072	164,654	113,025
Preferred dividends	(9,507)	(9,155)	(37,604)	(36,529)
Net income (loss) applicable to common stock	$64,091	$(2,083)	$127,050	$76,496

Net income (loss) per share of common stock:
Basic:
Before accounting change	$.44	$(.01)	$.90	$.53
Cumulative effect of accounting change	-	-	(.02)	-
Net income (loss) per share of common stock	$.44	$(.01)	$.88	$.53
Diluted:
Before accounting change	$.41 [c]	$(.01)	$.89	$.53
Cumulative effect of accounting change	-	-	(.02)	-
Net income (loss) per share of common stock	$.41 [c]	$(.01)	$.87	$.53
Average common shares outstanding:
Basic	144,897	143,974	144,649	143,952
Diluted	188,390 [c]	143,974	146,418	144,938

  Includes adjustments to prior period concentrate sales totaling $(1.9) million in the 2002 quarter, $0.1 million in the 2001 quarter, $5.4 million for the year ended December 31, 2002 and $(2.8) million for the year ended December 31, 2001.b.

  Includes net benefits (charges) totaling $(4.8) million in the 2002 quarter, $2.5 million in the 2001 quarter, $(11.9) million for the year ended December 31, 2002 and $2.4 million for the year ended December 31, 2001 associated with the impact of movements in the US $/euro exchange rate on Atlantic Copper’s non-operating euro-denominated liabilities.c.

  Diluted net income per share for the fourth quarter of 2002 is based on dilution from the assumed conversion of FCX’s 8 ¼% Convertible Senior Notes, resulting in the exclusion of $12.6 million of interest expense, after taxes, related to the notes and the inclusion of 42.2 million common shares.

FREEPORT-McMoRan COPPER & GOLD INC.

CONDENSED BALANCE SHEETS (Unaudited)

	December 31,
	2002	2001
	(In Thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$7,836	$7,587
Restricted investments	49,809	49,809
Accounts receivable	190,509	118,611
Inventories	387,247	369,188
Prepaid expenses and other	2,579	3,075
Total current assets	637,980	548,270
Property, plant, equipment and development costs, net	3,320,561	3,409,687
Deferred mining costs	78,235	47,590
Restricted investments and cash	58,137	92,079
Investment in PT Smelting	44,619	57,194
Other assets	52,661	57,109
Total assets	$4,192,193	$4,211,929

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$262,310	$307,526
Current portion of long-term debt and short-term borrowings	327,112	205,420
Accrued income taxes	81,319	17,019
Rio Tinto share of joint venture cash flows	51,297	33,646
Unearned customer receipts	36,754	33,422
Accrued interest payable	29,081	31,394
Total current liabilities	787,873	628,427
Long-term debt, less current portion:
FCX and PT Freeport Indonesia credit facilities	279,000	222,000
Nusamba loan	-	253,371
Convertible senior notes	603,750	603,750
Infrastructure asset financings	310,674	355,970
Atlantic Copper debt	233,642	198,089
Senior notes	200,000	450,000
Equipment and other loans	84,212	50,000
Total long-term debt, less current portion	1,711,278	2,133,180
Accrued postretirement benefits and other liabilities	140,016	119,404
Deferred income taxes	706,510	671,015
Minority interests	129,687	92,955
Redeemable preferred stock	450,003	462,504
Stockholders' equity	266,826	104,444
Total liabilities and stockholders' equity	$4,192,193	$4,211,929

FREEPORT-McMoRan COPPER & GOLD INC.

STATEMENTS OF CASH FLOWS (Unaudited)

	Years Ended December 31,
	2002	2001
	(In Thousands)
Cash flow from operating activities:
Net income	$164,654	$113,025
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	260,446	283,889
Cumulative effect of accounting change	3,049	-
Deferred income taxes	51,476	67,086
Equity in PT Smelting losses	4,181	5,137
Minority interests' share of net income	36,441	42,772
Change in deferred mining costs	(30,645)	(29,444)
Amortization of deferred financing costs	12,029	5,371
Currency translation loss (gain)	11,892	(2,395)
Elimination (recognition) of profit on PT-Freeport Indonesia sales to PT Smelting	8,393	(6,177)
Provision for inventory obsolescence	6,000	6,000
Other	2,935	1,224
(Increases) decreases in working capital:
Accounts receivable	(70,389)	31,750
Inventories	(23,793)	20,844
Prepaid expenses and other	671	8,355
Accounts payable and accrued liabilities	(33)	(5,289)
Rio Tinto share of joint venture cash flows	9,894	(37,743)
Accrued income taxes	65,531	4,578
(Increase) decrease in working capital	(18,119)	22,495
Net cash provided by operating activities	512,732	508,983
Cash flow from investing activities:
Purchase of restricted investments	-	(139,762)
PT Freeport Indonesia capital expenditures	(182,896)	(156,373)
Atlantic Copper capital expenditures	(5,108)	(10,599)
Sale of restricted investments to fund interest costs	47,938	-
Increase in Atlantic Copper restricted cash	(11,000)	-
Other	2,773	5,930
Net cash used in investing activities	(148,293)	(300,804)
Cash flow from financing activities:
Proceeds from sale of convertible senior notes	-	582,619
Proceeds from other debt	295,498	112,953
Repayments of debt	(617,123)	(821,218)
Partial redemption of preferred stock	(11,671)	(10,386)
Cash dividends paid:
Preferred stock	(37,294)	(36,612)
Minority interests	-	(6,786)
Proceeds from exercised stock options	7,777	597
Amended bank credit facilities fees and other	(1,377)	(20,743)
Loans to Nusamba	-	(5,548)
Purchases of FCX common shares	-	(3,436)
Net cash used in financing activities	(364,190)	(208,560)
Net increase (decrease) in cash and cash equivalents	249	(381)
Cash and cash equivalents at beginning of year	7,587	7,968
Cash and cash equivalents at end of year	$7,836	$7,587